UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2008
Date of Report (Date of earliest event reported)

Stratos Renewables Corporation
(Exact name of Registrant as specified in its charter)
Nevada	333-124060	20-1699126
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9440 Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210
(Address of principal executive offices)
(Zip Code)

(310) 402-5901
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Item 3.02 – Unregistered Sales of Equity Securities

Issuance of $5,000,000 Unsecured Convertible Promissory Note and Warrants

On August 27, 2008, Stratos Renewables Corporation, a Nevada corporation (the “Company”), completed a financing pursuant to which the Company issued an unsecured convertible promissory note in the principal amount of $5,000,000, and warrants to purchase up to 2,500,000 shares of common stock of the Company, to an unaffiliated accredited investor. The Company received gross proceeds of $5,000,000, less placement fees of 10% of the principal amount of the note and other expenses. The Company intends to use the proceeds as working capital. The note matures on December 31, 2009, or if the note holder elects to accelerate the maturity date, July 23, 2009. The note bears interest at the rate of 10% per annum, payable in full at the maturity date. The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Unsecured Convertible Promissory Note and Warrant Purchase Agreement, the Unsecured Convertible Promissory Note and the Warrant are included herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The note may be prepaid by the Company in whole, but not in part, from time to time. If the note is prepaid by the Company more than 30 days prior to the maturity date, the Company has agreed to pay the note holder a prepayment fee equal to 15% of the sum of the principal amount of the note and all accrued and unpaid interest. Upon the occurrence of any event of default, all amounts owing to the note holder under the note become due and payable in full.

At any time prior to payment in full of the note, the note holder has the option to convert any or all of the unpaid principal and accrued and unpaid interest on the note plus any prepayment fee, if applicable, into shares of common stock of the Company at a conversion price of $0.70 per share (the “Conversion Price”). Under certain circumstances, such as in the event of the sale of securities of the Company at a price less than $0.70 per share, the Conversion Price will be subject to adjustment.

Until the earlier to occur of: (i) the exercise or expiration of the warrants or (ii) August 27, 2011, the note holder will have the right to participate in equity financings (including securities which are convertible into equity) undertaken by the Company for a per share price that is less than the Conversion Price of the note then in effect, up to its pro rata share of the shares of the Company’s common stock outstanding at the time of such financing, as determined on a fully diluted basis. The note holder’s pro rata share will be measured by dividing the aggregate number of shares of the Company’s common stock issuable to the note holder under the note and warrants after giving effect to the conversion in full of the note and the exercise in full of such warrants (the “Conversion Shares”) by the number of shares of the Company’s common stock outstanding plus the Conversion Shares.

Upon the closing of a financing or multiple financings of any combination of debt or equity securities, having aggregate gross proceeds to the Company and its subsidiaries of at least $50,000,000 (a “Trigger Event”), all of the unpaid principal balance of the note, plus all accrued but unpaid interest (the “Principal Sum and Interest”), will automatically be converted into a number of shares of common stock as determined by dividing the Principal Sum and Interest by the Conversion Price then in effect (the “Mandatory Conversion Date”). However, in the event of the occurrence of a Trigger Event, the number of shares of common stock into which the Principal Sum and Interest will be converted will not exceed 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the note (the “Beneficial Ownership Limitation”). The remaining unconverted Principal Sum and Interest on the note over and above the Beneficial Ownership Limitation will be automatically converted into shares of common stock on a date as determined by the Company (the “Subsequent Mandatory Conversion Date”), provided that the Company must give the note holder not less than 61 days prior written notice of the Subsequent Mandatory Conversion Date. The number of shares of common stock into which the note will be converted on the Subsequent Mandatory Conversion Date will be determined by dividing the remaining unconverted Principal Sum and Interest by the Conversion Price in effect on the Mandatory Conversion Date. The Beneficial Ownership Limitation provisions of the note may be waived by the note holder, at the election of the note holder, upon not less than 61 days’ prior notice to the Company, to change or eliminate the Beneficial Ownership Limitation.

So long as the note is outstanding, the Company and its subsidiaries are restricted from incurring certain items of debt without the prior written consent of the holders a majority of the then outstanding aggregate unpaid principal amount of the note (plus any other additional notes of the same series which may be issued in the future, if at all, in the aggregate amount of up to $10,000,000).

The warrants may be exercised at any time from and after the date commencing February 27, 2009 and through and including August 27, 2013. The warrants have an exercise price of $0.75 per share. The warrants also contain certain provisions for the adjustment of the exercise price in the event that during the term of the warrants, the Company sells securities below the stated Conversion Price of the note. This could result in an exercise price of less than $0.75 per share. The warrants also contain a cashless exercise provision.

The Company has also agreed to provide piggyback registration rights with respect to the Conversion Shares, pursuant to which the Company will use its best efforts to register such shares in the event that it proposes to register any of its securities under the Securities Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	$5,000,000 Unsecured Convertible Promissory Note, dated August 27, 2008

Exhibit 4.2	Warrant to Purchase 2,500,000 Shares of Common Stock, dated August 27, 2008

Exhibit 10.1	$5,000,000 Unsecured Convertible Promissory Note and Warrant Purchase Agreement, dated August 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Dated: September 3, 2008	By:	/s/ Carlos Antonio Salas
Carlos Antonio Salas
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	$5,000,000 Unsecured Convertible Promissory Note, dated August 27, 2008
4.2	Warrant to Purchase 2,500,000 Shares of Common Stock, dated August 27, 2008
10.1	$5,000,000 Unsecured Convertible Promissory Note and Warrant Purchase Agreement, dated August 27, 2008